Exhibit 1.1

Lyntris Inc.

17,000,000 Shares

Common Stock

($0.001 par value)

Underwriting Agreement

New York, New York

August 18, 2026

Evercore Group L.L.C.

Citigroup Global Markets Inc.

Guggenheim Securities, LLC

As Representatives of the several Underwriters,

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Lyntris Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as Representatives, 5,714,286 shares of common stock, $0.001 par value (“Common Stock”) of the Company, and the persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters 11,285,714 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”). Certain of the Selling Stockholders named in Schedule II hereto also propose to grant, severally and not jointly, to the Underwriters an option to purchase up to 2,550,000 additional shares of Common Stock solely to cover over-allotments, if any (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act (“Rule 430A”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Preliminary Prospectus” means any preliminary prospectus referred to in paragraph 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (the “Rule 430A Information”); and the “Prospectus” means the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities,

(ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule III hereto, (iii) the pricing information set forth in Schedule V hereto and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

The Company previously operated as a Delaware limited liability company under the name Lyntris LLC. Lyntris LLC was formed on April 6, 2026 and converted into a Delaware corporation on May 1, 2026. On May 7, 2026, the Company combined with two businesses (the “Combination”), each of which was a portfolio company of affiliates of Trive Capital Holdings LLC. Prior to the Combination, these businesses operated as TCFIV FS LLC (“Accelint”) and TCFII NHT LLC (“Vitesse”).

1. Representations and Warranties.

(i) In this Section 1, references to the Company’s knowledge, belief or awareness shall mean the knowledge, belief or awareness of each of the Company, Accelint and Vitesse. The Company, including Accelint and Vitesse, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the SEC a Registration Statement (file number 333-297657) on Form S-1, including the Preliminary Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the SEC a final Prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final Prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication (as defined herein), when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act.

(f) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and otherwise in compliance with the requirements of Rule 163B under the Securities Act and

(ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(i) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company. Each of the Company and its subsidiaries is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined below).

(j) All the outstanding shares of capital stock or limited liability company interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (to the extent applicable under the relevant jurisdiction of incorporation or organization), and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or limited liability company interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k) With respect to the compensatory equity-based awards (the “Equity Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in all material respects in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iii) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Awards prior to, or otherwise coordinating the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(l) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Certain United States Federal Income Tax Consequences to Non- U.S. Holders”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Exchange Act or the Securities Act and such as may be required under the state or non-U.S. securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or where the failure to obtain such consent, approval, authorization, filing or order would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or limited liability company agreement of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been expressly waived in writing.

(r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary Historical Consolidated Financial and Other Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. All disclosures contained in the Preliminary Prospectus, the Prospectus and Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(t) Each of the Company and its subsidiaries, taken as a whole, owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(u) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them (other than with respect to intellectual property, which is addressed exclusively in subsection (rr) hereof), in each case, free and clear of all mortgages, pledges, claims, liens, security interests, restrictions or encumbrances of any kind except such as (a) are not material to the Company and its subsidiaries taken as a whole, are not required to be disclosed in the Disclosure Package or the Prospectus, do not materially affect the value of such property and do not interfere with the use made of such property by the Company or any of its subsidiaries, or (b) would not result in a Material Adverse Effect.

(v) All real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, taken as a whole.

(w) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, bylaws or limited liability company agreement, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for any such violation or default as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Grant Thornton LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(y) Crowe LLP, who have audited certain financial statements of Vitesse, a consolidated subsidiary of Lyntris Inc., and delivered their report with respect to the amounts included for Vitesse in Lyntris Inc.’s consolidated financial statements as of and for the year ended December 31, 2024 included in the Disclosure Package and the Prospectus, are independent public accountants with respect to Vitesse within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(z) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale and delivery by the Company of the Securities to be sold by the Company.

(aa) The Company and its subsidiaries have filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings (provided that adequate reserves have been established therefor in accordance with U.S. generally accepted accounting principles) or as would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(bb) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Neither the Company nor any of its subsidiaries has received any written notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ee) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses (collectively, “Permits”), except where the failure to obtain such Permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation or default of any Permit, or has any reason to believe that any such Permit will not be renewed in the ordinary course and all Permits are valid and in full force.

(ff) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that

(i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. Other than as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(gg) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); other than as set forth in the Disclosure Package and the Prospectus, such disclosure controls and procedures are effective.

(hh) The Company has not taken, directly or indirectly (without giving effect to the activities of the Underwriters), any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(jj) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(kk) None of the following events have occurred or exist, or, to the Company’s knowledge, are reasonably expected to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 412 of the Code or Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, in each case, the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan that would, individually or in the aggregate, have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of applicable law or applicable tax-qualification requirements, with respect to any Plan that would, individually or in the aggregate, have a Material Adverse Effect; (iv) a determination that any Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and/or a determination that any Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA), in each case, that would, individually or in the aggregate, have a Material Adverse Effect; (v) a failure of the fair market value of the assets of each Plan to exceed the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) that would, individually or in the aggregate, have a Material Adverse Effect; or (vi) a “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder (other than an event for which the 30 day notice period is waived)) that would, individually or in the aggregate, have a Material Adverse Effect. None of the following events have occurred or exist or, to the Company’s knowledge, are reasonably expected to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of FASB ASC 715-60) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would, individually or in the aggregate, have a Material Adverse Effect; or (iv) the filing of a claim that could result in material liability by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would, individually or in the aggregate, have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) that is subject to Title IV of ERISA and with respect to which the Company, any of its subsidiaries or any member of their respective “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company or any of its subsidiaries within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the United States Internal Revenue Code of 1986, as amended (the “Code”)) may have any direct or contingent liability.

(ll) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(mm) Neither the Company nor any of its subsidiaries or any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action (i) directly or indirectly, that could result in a violation of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other jurisdiction, or the rules or regulations thereunder (collectively, the “Anti-Corruption Laws”) or (ii) in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any Anti-Corruption Laws. The Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance with the Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or, to the best knowledge of the Company, threatened, nor has the Company been the subject of such actions in the past five years.

(nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering statutes and the rules and regulations thereunder, including financial recordkeeping and reporting requirements, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, nor has the Company been the subject of such actions in the past five years.

(oo) Neither the Company, any of its subsidiaries, or any of their officers or directors, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the target of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the United Kingdom, the European Union, a member state of the European Union or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, the Crimea region, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic and until July 1, 2025, Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Country, or otherwise in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(pp) Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, since April 24, 2019, nor does the Company or any of its subsidiaries have any plans to engage in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(qq) The subsidiaries listed on Schedule VII attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(rr) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the

“Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus under the caption “Business—Intellectual Property,” (a) to the knowledge of the Company, there is no material infringement, misappropriation, dilution or violation by third parties of any Intellectual Property that is owned or purported to be owned by the Company or its subsidiaries; (b) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property that is owned or purported to be owned by the Company or its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (e) the Company and its subsidiaries have used commercially reasonable efforts to maintain the confidentiality of all trade secrets and confidential information owned or held by the Company or its subsidiaries; (f) there are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that restrict in any material respect the rights of the Company or its subsidiaries to use and otherwise exploit any Intellectual Property; and (g) the information technology systems of the Company and its subsidiaries are sufficient for the operation of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted.

(ss) [Reserved].

(tt) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(uu) (i) The Company and each of its subsidiaries have complied and are presently in compliance, each in all material respects, with all internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the privacy, security, collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data or information (“Data Security Obligations”, and such data, “Data”); (ii) neither the Company nor any of its subsidiaries have received any inquiry, claim or complaint regarding, and are unaware of any other facts that, individually or in the aggregate, would reasonably result in, material non-compliance with any Data Security Obligation; (iii) there is no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body pending or to the Company’s knowledge, threatened relating to any Breach and/or alleging non-compliance with any Data Security Obligation; and (iv) the Company and each of its subsidiaries (1) is not a “covered person,” (2) has not knowingly engaged in or directed any “covered data transaction,” including any investments from “covered persons” that do not constitute a “passive investment,” as defined in the 28 CFR Part 202, “Preventing Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” including any amendments thereto and guidance provided thereunder (“DOJ DSP Rule”), (3) has not knowingly engaged in transactions with the purpose of evading the DOJ DSP Rule prohibitions, and (4) has not knowingly granted any “country of concern” or “covered person” “access” to any “government-related data” or “bulk U.S. sensitive personal data,” as all such terms are defined under the DOJ DSP Rule.

(vv) The Company and each of its subsidiaries have implemented and maintained commercially reasonable technical and organizational measures to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have established, maintained, implemented and materially complied with, reasonable information technology, information security, cyber security and data protection controls and policies and procedures, including with respect to oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans to protect against a breach, unauthorized or unlawful destruction, distribution, use, access, disablement, modification of, or any loss, misappropriation, compromise, and/or misuse of, any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no material Breach that required the Company or its subsidiaries under Data Security Obligations to notify any individual, person or data protection authority of any Breach or incident involving any Data.

(ww) (i) The Company and each of its subsidiaries has complied in all material respects with all terms and conditions of each contract with the United States Government or where the United States Government is the end customer (each a “Government Contract”), including all clauses, provisions and requirements incorporated expressly by reference or by operation of law therein; (ii) the Company and each of its subsidiaries has complied in all material respects with all requirements of applicable laws, regulations and requirements pertaining to each Government Contract; (iii) all representations and certifications executed, acknowledged or set forth in a Government Contract or pertaining to each proposal, bid, or quote for a Government Contract were complete and correct as of their effective date, and the Company or the relevant subsidiary has complied with all such representations and certifications, in each case in all material respects; (iv) neither the United States Government nor any prime contractor, subcontractor or other person has notified the Company or any subsidiaries in writing that the Company or any of its subsidiaries has breached or violated any law, regulation, certification, representation, clause, provision or requirement pertaining to any Government Contract; (v) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Company’s directors, officers or employees is (or during the last five (5) years has been) under administrative, civil or criminal investigation, or indictment with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; (vi) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective Principals (as defined in 48 CFR § 2.101) is suspended or debarred, or has been proposed for suspension or debarment, from doing business with the United States Government;

(vii) neither the Company nor any of its subsidiaries has received written notice of the termination for default, or, to the knowledge of the Company, the intention or show cause to terminate for default or the intention to terminate for convenience of, any Government Contract; (viii) during the last five (5) years, the Company has not conducted or initiated any internal investigation or made any voluntary or mandatory disclosure to any governmental or quasi-governmental entity with respect to any alleged irregularity, misstatement, omission, noncompliance, civil violation, or criminal violation arising under or relating to any Government Contract; (ix) during the last five years, there have not been any claims or requests for equitable adjustment by the Company or any subsidiary of the Company relating to any Government Contract in excess of $1,000,000; and (x) there are no outstanding claims, lawsuits or other legal actions against the Company or any subsidiary arising under or relating to any Government Contract.

(xx) The Company and subsidiaries maintain and possess facility clearances granted pursuant to the National Industrial Security Program Operating Manual (32 CFR Part 117) by either the Department of Defense or such other U.S. government agencies to perform certain Government Contracts and as otherwise reasonably necessary for the continued conduct of the Company’s business, in substantially the same manner as conducted as of the date hereof. The Company and its subsidiaries employ sufficient employees with personnel security clearances to perform its Government Contracts and as otherwise reasonably necessary for the continued conduct of the Company’s business, in substantially the same manner as conducted as of the date hereof and as described in the Disclosure Package. None of the Company, any subsidiary of the Company or, to the knowledge of the Company, any employees holding personnel security clearances have violated in any material respect any law or regulation governing the safeguarding of classified information.

(yy) As of the date hereof, to the knowledge of the Company: (i) neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209; and (ii) neither the Company nor any of its subsidiaries currently engage, or have plans to engage, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208.

(zz) The Company does not have any debt securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Stockholder represents and warrants to, and agrees, severally and not jointly, with each Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) As of the date hereof and as of the Closing Date, that the sale of the Securities by such Selling Stockholder is not and will not be prompted by any material non-public information concerning the Company which is not set forth in the Registration Statement, the Disclosure Package or the Prospectus (together with any supplement thereto).

(c) Such Selling Stockholder is or will be as of the Closing Date the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be successfully asserted against such Underwriter with respect to such Securities.

(d) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(e) Other than with respect to Trive Capital Fund II LP, Trive Capital Fund II (Offshore) LP and TCFIV FS SPV LP, such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under an applicable Custody Agreement and Power of Attorney duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (each, a

“Custody Agreement”) with Computershare Inc., as Custodian (the “Custodian”); the Securities represented by the certificates or book-entry securities entitlements so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates or book-entry securities entitlements, made by such Selling Stockholder hereunder and under the applicable Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates or book-entry securities entitlements representing the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the applicable Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(f) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Exchange Act or the Securities Act or such as may be required under the state or non- U.S. securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained, and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder.

(g) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law, (ii) the charter or by-laws of such Selling Stockholder, (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or (iv) any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries, other than in the case of clauses (i), (iii) and (iv) with respect to any such conflicts, breaches, violations or defaults that individually or in the aggregate would not materially impair the Selling Stockholder’s ability to consummate the transactions completed hereunder.

(h) As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any additional settlement dates pursuant to Section 3 hereof, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, in the case of each Selling Stockholder, the representations and warranties set forth in this paragraph are limited solely to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished in writing to the Company or the Representatives by such Selling Stockholder expressly for use in the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only information furnished in writing by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages), which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each such Selling Stockholder, the “Selling Stockholder Information”).

(i) Neither such Selling Stockholder nor, to the knowledge of such Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries has taken any action, directly or indirectly, in violation of the Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder with respect to Anti-Corruption Laws is pending or, to the best knowledge of such Selling Stockholder, threatened, nor has any Selling Stockholder been the subject of such actions in the past five years.

(j) There are no stamp, registration, documentary, capital, issuance, transfer taxes or other similar fees or charges (“Stamp Taxes”) under the laws of any jurisdiction or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale and delivery by such Selling Stockholder of the Securities to be sold by such Selling Stockholder.

(k) Each Selling Stockholder has acted at all times in compliance with applicable Anti-Money Laundering Laws, including financial recordkeeping and reporting requirements, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Stockholder, threatened, nor has any Selling Stockholder been the subject of such actions in the past five years.

(l) Neither such Selling Stockholder nor, to the knowledge of such Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Stockholder is currently the subject or the target of any Sanctions, nor is such Selling Stockholder located, organized or resident in a Sanctioned Country; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(m) No such Selling Stockholder has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, since April 24, 2019, nor does such Selling Stockholder have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(n) Such Selling Stockholder, if a corporation or limited liability company or limited partnership, has been duly formed and is validly existing under the laws of its respective jurisdictions of organization. Such Selling Stockholder, if a corporation or limited liability company or limited partnership, is in good standing under the laws of its respective jurisdictions of organization except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(o) Each such Selling Stockholder that is (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account, hereby represents and warrants, solely for purposes of assisting each Underwriter in relying on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), that a fiduciary acting on its behalf is causing such Selling Stockholder to enter into this Agreement and the transactions contemplated hereby and that such fiduciary: (i) is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E), (ii) is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of each Underwriter, (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Selling Stockholder’s transactions with each Underwriter hereunder, (iv) has been advised that, with respect to each Underwriter, neither the Underwriter nor any of its respective affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the Selling Stockholder’s transactions with the Underwriter contemplated hereby, (v) is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the Selling Stockholder’s transactions with each Underwriter contemplated hereby, and (vi) understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in the Disclosure Package and the Prospectus; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Underwriters nor any of their respective affiliates, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the Selling Stockholder or such fiduciary for the provision of investment advice (rather than other services) in connection with the Selling Stockholder’s transactions with each Underwriter contemplated hereby.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $16.45 per share, the amount of the Underwritten Securities set forth opposite such Underwriters’ name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, certain of the Selling Stockholders named in Schedule II hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 2,550,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the applicable settlement date. The maximum number of Option Securities that each applicable Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full option to purchase Option Securities, the number of Option Securities to be sold by each applicable Selling Stockholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c) The Company and the Selling Stockholders hereby confirm their engagement of Evercore Group L.L.C. as, and Evercore Group L.L.C. hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor rule) adopted by FINRA (“Rule 5121”) with respect to the offering and sale of the Securities. Evercore Group L.L.C., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on August 20, 2026, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The Company and each Selling Stockholder, as applicable, will pay all applicable Stamp Taxes, transfer taxes or similar fees or charges, if any, payable in connection with the sale and delivery to the several Underwriters of the Securities to be purchased by them from the Company or such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the Business Day immediately preceding the Closing Date, the applicable Selling Stockholders named in Schedule II hereto will deliver the Option Securities (at the expense of the Company) to the Representatives, at 55 East 52nd Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the applicable Selling Stockholders named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Company and the applicable Selling Stockholders named in Schedule II hereto. If settlement for the Option Securities occurs after the Closing Date, such Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective,

(iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A under the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) , any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders (which may be satisfied by filing with the SEC) and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Evercore Group L.L.C. and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the submission or filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (the “Lock-Up Securities”); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the restrictions above do not apply to (i) the Shares to be sold hereunder, (ii) the grant or amendment of any compensatory equity-based awards, the issuance and sale of

Common Stock or securities with respect thereto pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Registration Statement, the Disclosure Package, and the Prospectus in effect at the Execution Time, including but not limited to a non-employee director stock compensation plan or program and an employee stock purchase plan, provided that such recipients agree to be bound by the terms of a lock-up agreement with the Underwriters, (iii) the issuance of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or options (including net exercise) or the vesting and/or settlement of a restricted stock or restricted stock unit award (including net settlement) or otherwise to satisfy a tax withholding obligation of the Company in connection with the vesting, settlement or exercise of a compensatory equity-based award, described in the Registration Statement, the Disclosure Package and the Prospectus, (iv) facilitating the establishment and amendment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (2) to the extent any public disclosure is made regarding the establishment of such plan, such disclosure shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period, (v) the issuance of up to 5% of the outstanding shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the Closing Date, in connection with any mergers, acquisitions, joint ventures, commercial or other similar strategic transactions, provided that such recipients enter into a letter substantially in the form of Exhibit A hereto addressed to Evercore Group L.L.C. and Citigroup Global Markets Inc., or (vi) the filing of any registration statement on Form S-8 or any successor form thereto relating to securities granted or to be granted pursuant to any plan described in the Registration Statement, the Disclosure Package and the Prospectus or any assumed benefit plan pursuant to a merger, acquisition, joint venture, commercial or other similar strategic transaction.

(h) [Reserved.]

(i) The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, or any Stamp Taxes or transfer taxes in connection with the original issuance and sale of the Securities to be sold by the Company; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings), provided that the amount payable pursuant to clause (i) and (ii) above shall not exceed $45,000 in the aggregate; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities provided, however, that if the Representatives and the Company mutually agree that an aircraft shall be chartered in connection with any road show, the Company shall be responsible for 50% of the costs and expenses of such chartered aircraft and the Underwriters shall be responsible for the remaining 50% of such costs and expenses; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder; and (xi) the fees and expenses of the QIU.

(l) [Reserved.]

(m) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(n) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the restricted period referred to in Section 5(h) hereof.

(o) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(ii) Each Selling Stockholder agrees, severally and not jointly, with the several underwriters that:

(a) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) Such Selling Stockholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of any change in information in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder’s Selling Stockholder Information.

(c) Such Selling Stockholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(d) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e) Such Selling Stockholder agrees that all amounts payable under this Agreement shall be paid free and clear of, and without deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction, unless such deduction or withholding is required by applicable law, in which event such Selling Stockholder will pay additional amounts so that each Underwriter will receive the amount that such Underwriter would otherwise have received had such deduction or withholding not been required; provided that such Selling Stockholder shall not be required to pay any additional amount in respect of any net income tax imposed on the fees of an Underwriter with respect to this Agreement or any tax arising by reason of any present or former connection between such Underwriter and the relevant taxing jurisdiction other than a connection arising solely from the execution and delivery of, or performance of, its obligations under this Agreement, the receipt of any payments or enforcement of rights hereunder or the transactions contemplated by this Agreement.

(f) Such Selling Stockholder will indemnify and hold harmless the Underwriters against any Stamp Taxes, including any interest and penalties with respect thereto, in any jurisdiction in connection with the execution and delivery of this Agreement and the sale and delivery by such Selling Stockholder of the Securities to be sold by such Selling Stockholder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Willkie Farr & Gallagher LLP, counsel for the Company and Trive Capital Holdings LLC and its affiliates, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date, or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters as the Representatives may require.

(c) The Selling Stockholders shall have requested and caused Whalen LLP, counsel for the Selling Stockholders to have furnished to the Representatives their opinion dated the Closing Date, or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, their opinion and negative assurance letter, dated the Closing Date, or the settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters as the Representatives may require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated the Closing Date, or the settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, or the settlement date, as applicable, with the same effect as if made on the Closing Date, or the settlement date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, or the settlement date, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer of the Company, dated as of the Closing Date, or the settlement date, as applicable, with respect to certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus in form and substance reasonably satisfactory to the Representatives.

(g) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by or on behalf of such Selling Stockholder, dated the Closing Date, or the settlement date, as applicable, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date, or the settlement date, as applicable, to the same effect as if made on the Closing Date, or the settlement date, as applicable.

(h) The Company shall have requested and caused Grant Thornton LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations adopted by the SEC thereunder and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Disclosure Package and the Prospectus.

(i) The Company shall have requested and caused Crowe LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, or the settlement date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date, or the settlement date, as applicable, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations adopted by the SEC thereunder and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Disclosure Package and the Prospectus.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company and the persons listed on Schedule VI addressed to the Representatives.

(m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request. Prior to the Closing Date, each of the Selling Stockholders shall have delivered to the Underwriters a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or other applicable IRS form (including an applicable IRS Form W-8), as applicable, together with any required attachments (or any other applicable form or statement specified by the Treasury Department regulations in lieu thereof), sufficient for establishing the applicable withholding treatment under U.S. federal income tax law.

(n) The Company believes it is not a “United States real property holding corporation” as of the date hereof and shall comply with any required certification, upon reasonable request, to the same (including after the Closing Date) if reasonably required for purposes of the Underwriters’ tax purposes.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 1271 Avenue of the Americas, New York, New York 10020, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Evercore Group L.L.C. on demand for all accountable expenses (including reasonable fees and disbursements of counsel) that shall have been actually incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each Selling Stockholder, the directors, officers, employees, affiliates and agents of each Underwriter and Selling Stockholder and each person who controls any Underwriter or Selling Stockholder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h)(4) under the Securities Act, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Selling Stockholder Information or written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Securities Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have; provided, however, that each Selling Stockholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with its Selling Stockholder Information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity and provided further that the liability of such Selling Stockholder pursuant to this Section 8(b) shall not exceed the net proceeds (after deducting any underwriting discounts and commissions, but before deducting expenses) from the sale of the Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”) less any amounts that such Selling Stockholder is required to pay or contribute pursuant to Section 8(e) below. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus, (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances and (C) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) [Reserved.]

(e) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties; provided, that, if indemnity is sought pursuant to Section 8(f), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Sections 8(a) and 8(b), and by the Company, in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) In addition to and without limitation of the Company’s obligation to indemnify Evercore Group L.L.C. as an Underwriter, the Company agrees to indemnify and hold harmless the QIU, its affiliates and selling agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Securities.

(g) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by such Selling Stockholders and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of each of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by each of the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that Evercore Group L.L.C will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

(h) Notwithstanding anything herein to the contrary, the aggregate liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to its Selling Stockholder Proceeds. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or directors, of each Selling Stockholder or its officers or directors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Evercore Group L.L.C. at 55 East 52nd Street, New York, New York 10055 (fax: (212) 857-3101), Attention: ECM General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469, and Guggenheim Securities, LLC at 330 Madison Avenue, New York, New York 10017, Attention: Equity Syndicate, Email: gsequityprospectusdelivery@guggenheimpartners.com; or if sent to Lyntris Inc., will be mailed, delivered or telefaxed to the Company at 3130 Fairview Park Dr., Suite 230, Falls Church, Virginia 22042 with a copy, which shall not constitute notice, to Willkie Farr & Gallagher LLP, 1875 K Street, NW Washington, DC 20006, Attention: Hannah Frank Brandon McCoy; or if sent to any Selling Stockholder (other than Trive Capital Holdings LLC and its affiliates), will be mailed, delivered or telefaxed and confirmed to each of the Attorneys-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: Chief Executive Officer and Chief Financial Officer, with a copy, which shall not constitute notice, to Whalen LLP, 4701 Von Karman Ave, Suite 325, Newport Beach, California 92660 or if sent to Trive Capital Holdings LLC and its affiliates, will be mailed, delivered or telefaxed and confirmed to each of the Attorneys-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: Chief Executive Officer and Chief Financial Officer, with a copy, which shall not constitute notice, to Willkie Farr & Gallagher LLP, 1875 K Street, NW Washington, DC 20006, Attention: Hannah Frank Brandon McCoy.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Company and each Selling Stockholder agrees that any suit, action or proceeding against the Company and any Selling Stockholder brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints its registered agent as registered with the Secretary of State of the State of Delaware as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Delaware.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement, including without limitation the determination of the public offering price of the Securities and any interaction that the underwriters have with the Company, the Selling Stockholders and/or their respective representatives or agents in relation thereto, is part of an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the

Selling Stockholders and, with respect to any natural person Selling Stockholder, the interactions engaged in with respect to this Agreement or the transactions contemplated hereby between the Underwriters and any such affiliates, on the one hand, and any such Selling Stockholder and any such representatives or agents, on the other, will not be deemed to form a relationship with such Selling Stockholder that would require any Underwriter to treat the Selling Stockholder as a “retail customer” for purposes of Regulation Best Interest (“Reg BI”) pursuant to Rule 15l-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS (“Form CRS”) pursuant to Rule 17a-14 of the Exchange Act, (c) the Company’s and Selling Stockholders’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the Company or any of the Selling Stockholders with respect to the public offering of the Securities, and (e) although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the Company or any of the Selling Stockholders in connection with the public offering, the Representatives and the other Underwriters are not making a recommendation to the Company or any of the Selling Stockholders to enter into this Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering and other matters addressed herein or contemplated hereby (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters), and have consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The Company and the Selling Stockholders also acknowledge and agree that they will not claim that the Underwriters have not rendered to them any investment advisory services of any nature or respect and will not claim that the Underwriters owe any agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with the offering and such other matters or the process leading thereto. In addition, any natural person Selling Stockholder further acknowledges and agrees that the Underwriters have not made any recommendation to them with respect to their personal circumstances in connection with the offering or such other matters or the process leading thereto and that the Underwriters have not assumed any type of obligation under Reg BI or Form CRS in respect of any natural person Selling Stockholder as a result of entry into this Agreement or the activities contemplated hereby. The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Reg BI and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Underwritten Securities at the purchase price set forth in Section 2 above, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The Company further acknowledges and agrees that in any and all discussions with the Underwriters in connection with this Agreement and the matters contemplated hereby, that the Underwriters are providing services solely to the Company and all such employees, officers or directors of the Company engaged in such discussions are acting solely as representatives of the Company not in their individual or personal capacity as potential selling stockholders or as representatives of the Selling Stockholders (or any individual Selling Stockholder), and that any view expressed or recommendation that may be deemed to be made by the Underwriters is expressed or made solely to and for the benefit of the Company.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form in compliance with the U.S. federal ESIGN Act of 2000 or any comparable state statutes, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

LYNTRIS INC.
By:	/s/ Tim Paulin
Name: Tim Paulin
Title: Chief Financial Officer
TCFIV FS SPV LP

By: Trive Capital Fund IV GP LLC, its general partner

By:	/s/ David Stinnett
Name: David Stinnett
Title: Vice President

TRIVE CAPITAL FUND II LP

By: Trive Capital Fund II GP LLC, its general partner

By:	/s/ David Stinnett
Name: David Stinnett
Title: Vice President

[Signature Page to Underwriting Agreement]

TRIVE CAPITAL FUND II (OFFSHORE) LP

By: Trive Capital Fund II GP Offshore LLC, its general partner

By:	/s/ David Stinnett
Name: David Stinnett
Title: Vice President

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE II HERETO, ACTING SEVERALLY

By:	/s/ Brian Liew
Name: Brian Liew
Title: Attorney-in-Fact

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

EVERCORE GROUP L.L.C.

By:	/s/ Dylan Tornay
Name: Dylan Tornay
Title: Senior Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Sameer Garg
Name: Sameer Garg
Title: Managing Director, Head of Aerospace and Defense

GUGGENHEIM SECURITIES, LLC

By:	/s/ Stephen Edelman
Name: Stephen Edelman
Title: Sr. Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Evercore Group L.L.C.	4,930,000
Citigroup Global Markets Inc.	4,760,000
Guggenheim Securities, LLC	3,230,000
BofA Securities, Inc.	1,530,000
Robert W. Baird & Co. Incorporated	850,000
Raymond James & Associates, Inc.	850,000
William Blair & Company, L.L.C.	850,000

Total	17,000,000

I-1

SCHEDULE II

[***]

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

III-1

SCHEDULE IV

Schedule of Written Testing-the-Waters Communication

Company Presentations dated June 2026 and July 2026.

IV-1

SCHEDULE V

Pricing Information Provided by Underwriters

Underwritten Securities: 17,000,000 shares

Option Securities: 2,550,000 shares

Public Offering Price Per Share: $17.50

V-1

SCHEDULE VI

[***]

VI-2

SCHEDULE VII

Nevada Heat Treating LLC

Vitesse Systems Parent LLC

Sterling Precision, LLC

Products Support, LLC

Vitesse Systems LLC

Dorsia Alliance, Ltd. (d/b/a Spacetime Engineering)

Spacetime Machine Co., Inc.

Custom Microwave, Inc.

Novium, Ltd.

Accelint LLC

Accelint Industries, Inc.

Accelint AI, LLC

Accelint Intelligent Systems, LLC

Accelint Decision Systems, Inc.

Accelint Global Inc.

Accelint Mission Solutions, LLC

Accelint Data Fusion, LLC

XST Inc.

VII-1

EXHIBIT A

[Form of Lock-Up Agreement]

Lyntris Inc.

Public Offering of Common Stock

[•], 2026

Evercore Group L.L.C.

Citigroup Global Markets Inc.

Guggenheim Securities, LLC

As Representatives of the several Underwriters,

c/o Evercore Group L.L.C.

55 E. 52nd St.

New York, New York 10055

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Lyntris Inc., a corporation organized under the laws of Delaware (the “Company”), and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.001 par value (the “Common Stock”) of the Company (the “Offering”) pursuant to a registration statement on Form S-1 (as may be amended from time to time, the “Registration Statement”) filed or to be filed with the Securities and Exchange Commission (the “Commission”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Evercore Group L.L.C. and Citigroup Global Markets Inc., (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge or otherwise transfer or dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act), and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock (the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement with respect to 25% of such Lock-Up Securities, 360 days with after the date of the Underwriting Agreement with respect to 25% of such Lock-Up Securities, 540 days with after the date of the Underwriting Agreement with respect to 25% of such Lock-Up Securities and 720 days with after the date of the Underwriting Agreement with respect to the remainder of the Lock-Up Securities (the “Restricted Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, Evercore Group L.L.C. and Citigroup Global Markets Inc. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Lock-Up Securities, Evercore Group L.L.C. and Citigroup Global Markets Inc. will notify the Company of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may:

(1)	transfer the undersigned’s Lock-Up Securities:

(a)	as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes;

(b)	upon death or by will, other testamentary document or intestacy;

(c)

if the undersigned is a natural person, to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(d)

to a partnership, limited liability company, corporation or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(e)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (d) above;

(f)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, partners or shareholders of the undersigned.

(g)

by operation of law, such as pursuant to the rules of descent and distribution or pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or any other court order;

(h)	to the Company upon death or disability of the undersigned, or, if the undersigned is an employee of the Company, upon termination of employment;

(i)

as part of a sale of the undersigned’s Lock-Up Securities (A) pursuant to the Underwriting Agreement, (B) acquired in the Offering (other than issuer-directed shares of Common Stock purchased in the Offering by an officer or director of the Company) or (C) acquired in open market transactions after the closing date for the Offering;

(j)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

(k)

to the Company in connection with the vesting or settlement of restricted stock units or the “net” or “cashless” exercise of options, warrants or other rights to purchase shares of Lock-Up Securities, for purposes of exercising such options, warrants or rights, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or other rights, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Registration Statement, the Disclosure Package or the Prospectus, provided that any shares of Common Stock received upon such vesting, settlement or exercise shall be subject to the terms of this Lock-Up Agreement; or

(l)

as any pledge, charge, hypothecation or other granting of a security interest in the Lock-Up Securities to one or more banks, financial or other lending institutions (“Lenders”) as collateral or security for or in connection with any margin loan or other loans, advances or extensions of credit entered into by the undersigned or any of its direct or indirect subsidiaries; provided that with respect to any pledge, charge, hypothecation or other granting of a security interest set forth above after the execution of this Letter Agreement, the applicable Lender(s) shall be informed of the existence and contents of this Letter Agreement before entering into any margin loan or other loans, advances or extensions of credit and further; provided further that no Lender shall be permitted to foreclose on such margin loan or other loans, advances or extensions of credit during the Restricted Period;

provided that (i) in the case of any transfer or distribution pursuant to clause (1)(a), (b), (c), (d), (e), and (f) such transfer shall not involve a disposition for value; (ii) in the case of any transfer or distribution pursuant to clause (1)(a), (b), (c), (d), (e), (f), and (g), each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; (iii) in the case of any transfer or distribution pursuant to clause (1)(d), no filing by any party (donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution reporting a reduction in beneficial ownership (other than (x) a required filing on a Form 5 made after the expiration of the Restricted Period referred to above or (y) a required filing under Section 16(a) of the Exchange Act or on a Schedule 13F or 13G that discloses therein that such transfer, distribution or other disposition is a disposition for no value (and if such recipient of securities is a person, trust or entity that would report a corresponding acquisition of such securities on the undersigned’s Form 4, and such acquisition is entitled to be reported on a Form 5, such acquisition may be voluntarily reported on such Form 4)); and (iv) in the case of any transfer or distribution pursuant to clause (1)(a), (b), (c), (e), (g), (h), and (i) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and, in the case of a transfer pursuant to clause (1)(a), (b), (c), and (e), that the transferee has agreed to be bound by the terms of this letter;

(2)

exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement; and

(3)

establish or amend trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (a) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period, (b) any required public disclosure of such plans include a statement to the effect that no transfer of securities subject to such plan may be made under such plan until after the expiration of the Restricted Period, and (c) if any filing is made under Section 16(a) of the Exchange Act, such filing shall have the appropriate box checked.

This Letter Agreement and all related restrictions and obligations shall automatically terminate upon the earliest to occur, if any, of (a) the Representatives, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that the Representatives have or the Company has determined not to proceed with the Offering contemplated by the Underwriting Agreement, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the sale of any shares of Common Stock to the Underwriters, (c) the Registration Statement with respect to the Offering contemplated by the Underwriting Agreement is withdrawn prior to execution of the Underwriting Agreement, or (d) October 31, 2026, in the event that the Underwriting Agreement has not been executed by that date.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Lock-Up Securities, are hereby authorized to decline to make any transfer of the Lock-Up Securities if such transfer would constitute a violation or breach of this Letter Agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

The undersigned understands that the Underwriters and the Company are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Letter Agreement. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, participate in the Offering or sell any Common Stock at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)		(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
Address:			(please print full name)
(please print full address)

Title:
(please print full title)

Address:
(please print full address)

EXHIBIT B

[Form of Press Release]

Lyntris Inc.

[•], 2026

Lyntris Inc. (the “Company”) announced today that Evercore Group L.L.C. and Citigroup Global Markets Inc., lead book-running managers in the Company’s recent public sale of [•] shares of common stock, are [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [•], 2026, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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EXHIBIT C

[Form of Waiver of Lock-Up]

Lyntris Inc.

Public Offering of Common Stock

[•], 2026

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by Lyntris Inc. (the “Company”) of [•] shares of common stock, $0.001 par value (the “Common Stock”), of the Company and the lock-up letter dated [•], 2026 (the “Lock-Up Letter”), executed by you in connection with such offering, and your request for a [waiver][release] dated [•], 2026, with respect to [•] shares of Common Stock (the “Shares”).

Evercore Group L.L.C. and Citigroup Global Markets Inc. hereby agree to [waive][release] the transfer restrictions set forth in the Lock-Up Letter, but only with respect to the Shares, effective [•], 2026. This letter will serve as notice to the Company of the impending [waiver][release].

Except as expressly [waived][released] hereby, the Lock-Up Letter shall remain in full force and effect.

Yours very truly,

EVERCORE GROUP L.L.C.

By:	/s/ Dylan Tornay
Name: Dylan Tornay
Title: Senior Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Sameer Garg
Name: Sameer Garg
Title: Managing Director, Head of Aerospace and Defense

cc: Lyntris Inc.

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